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                                     EXHIBIT 11

                             DURA PHARMACEUTICALS, INC.
             STATEMENTS RE COMPUTATIONS OF NET INCOME (LOSS) PER SHARE

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                                                                           YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------------------------
                                                        1995                         1996                     1997
                                                        ----                         ----                     ----
 NET INCOME (LOSS)  PER SHARE - BASIC

 Net Income (Loss)                                   ($35,778,000)                 $24,328,000            ($84,692,000)
                                                     ------------                  -----------            ------------
                                                     ------------                  -----------            ------------
 Weighted Average Number of
   Common and Common Equivalent
   Shares:
      Common Stock Outstanding                         23,440,754                   35,834,714              43,828,208
                                                     ------------                  -----------            ------------
                                                     ------------                  -----------            ------------

 Net Income (Loss) Per Share - Basic                      ($1.53)                        $0.68                  ($1.93)
                                                    ------------                   -----------            ------------
                                                    ------------                   -----------            ------------

 NET INCOME (LOSS)  PER SHARE - DILUTED

 Net Income (Loss)                                   ($35,778,000)                 $24,328,000            ($84,692,000)
                                                     ------------                  -----------            ------------
                                                     ------------                  -----------            ------------

 Weighted Average Number of
   Common and Common Equivalent
   Shares Assuming Issuance of All
   Dilutive Contingent Shares:
      Common Stock Outstanding                         23,440,754                   35,834,714              43,828,208
      Stock Options                                            --                    1,772,250                      --
      Warrants                                                 --                    2,872,044                      --
                                                     ------------                  -----------            ------------
     Total                                             23,440,754                   40,479,008              43,828,208
                                                     ------------                  -----------            ------------
                                                     ------------                  -----------            ------------

 Net Income (Loss) Per Share - Diluted                     ($1.53)                       $0.60                  ($1.93)
                                                     ------------                  -----------            ------------
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